UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 15, 2011

BCB BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

New Jersey	0-50275	26-0065262
(State or Other Jurisdiction) of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

104-110 Avenue C, Bayonne, New Jersey	07002
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:                                                                                     (201) 823-0700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
      CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
      CFR 240.13e-4(c))

Item 8.01                      Other Events

On August 15, 2011, BCB Community Bank (“BCB Bank”), the wholly owned New Jersey bank subsidiary of BCB Bancorp, Inc., received approval from the Federal Deposit Insurance Corporation to acquire Allegiance Community Bank, a New Jersey bank (“Allegiance”) in accordance with the Agreement and Plan of Merger, dated as of April 4, 2011(the “Merger Agreement”) pursuant to which Allegiance will merge with and into BCB Bank (the “Merger”).   In addition, BCB Bank has received approval from the New Jersey Department of Banking and Insurance to complete the Merger.

The Merger is expected to close during the fourth quarter of 2011, subject to the approval of the Merger Agreement by the shareholders of Allegiance and the satisfaction of other customary closing conditions.  Allegiance is holding a special meeting of shareholders on September 21, 2011 to consider the Merger Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BCB BANCORP, INC.

DATE: August 19, 2011	By: /s/ Donald Mindiak
Donald Mindiak
President and Chief Executive Officer